UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 4, 2004

LOUDEYE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South
Seattle, Washington	98144

(Address of Principal Executive Offices)	Zip Code

(206) 832-4000

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition

     On November 4, 2004, Loudeye issued a press release announcing its financial results for the three and nine months ended September 30, 2004, and certain other information. A copy of Loudeye’s press release announcing these financial results and certain other information is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 2.02.

     Loudeye management will conduct an audio webcast to discuss these financial results. The public is invited to listen in on this webcast. Management will discuss financial and operating results in the quarter and end the call with a question and answer session. Management will also provide a slide presentation to accompany its statements, available in conjunction with the audio webcast. A copy of Loudeye’s slide presentation is attached as Exhibit 99.2 hereto and is incorporated by reference into this Item 2.02. Information regarding the third quarter 2004 results’ webcast and slide presentation is as follows:

Date:	Thursday, November 4, 2004

Time:	5:00 p.m. EDT / 2:00 p.m. PDT

Audio Webcast:	5:00 p.m. EDT / 2:00 p.m. PDT; live and archived; Webcast from

http://www.loudeye.com/common/aboutus/investorrelations/earningscalls.asp

Slide Presentation:	Participants accessing the audio webcast will be able to view an accompanying management slide presentation synchronized with the audio webcast.

     The press release and webcast contain financial metrics that are not based on accounting principals generally accepted in the United States, or GAAP. To supplement our consolidated financial statements presented on a GAAP basis, we have included non-GAAP “pro forma” measures of operating results which exclude certain costs and expenses identified below. The pro-forma net loss and pro forma net loss per share presented in the press release and webcast exclude charges for amortization of intangible and other assets, depreciation expenses, charges related to stock-based compensation, loss on the sale of media restoration assets, net interest income and special charges. Included in the press release attached as an exhibit to this current report is a reconciliation of the non-GAAP financial measures to our GAAP financial results. Management believes the pro forma presentation enhances an overall understanding of our financial performance, and is used by management for that purpose.

     Since Loudeye has historically reported non-GAAP results to the investment community, management believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. Further, these non-GAAP results are important indicators management uses for planning and forecasting in future periods and for making financial and operating decisions. Although Loudeye believes, for the foregoing reasons, that its presentation of non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures are inherently limited in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of our recorded costs against our revenues. Management compensates for these limitations in non-GAAP results by also evaluating the company’s performance based on traditional GAAP financial measures. Accordingly, investors should consider these pro forma results together with GAAP results, rather than as an alternative to GAAP basis financial measures.

     Following are narrative descriptions of the primary historical charges and credits which have been excluded from pro forma financial measures, together with statement of why Loudeye management believes pro forma non-GAAP financial measures are useful.

•	In the first quarter 2003, in response to the prevailing economic conditions as well as emerging opportunities and trends in the digital media industry, we substantially restructured our management team and our operations and changed our strategic direction. These restructuring activities included significant reductions in our work force, termination of certain operating leases for facilities we no longer occupy, and renegotiation of an operating lease to reduce the space we occupied in another facility. These actions resulted in special charges in the first quarter of 2003 for severance and termination benefits, lease termination and renegotiation costs, and impairments of long-lived assets, including goodwill and intangible assets from previous acquisitions. Such charges are recorded as special charges in our consolidated statements of operations. We have completed our restructuring activities and do not anticipate further special charges related to the 2003 restructurings, other than to adjust our current estimates for lease termination costs to actual amounts once negotiations are finalized. We believe that a presentation of our results of operations which excludes these special charges provides useful information to investors in evaluating our financial performance, as these charges were not reflected in the results of the comparable periods in the current year, and are not necessarily indicative of our ongoing operations and performance. In addition, because management has viewed among its primary purposes accomplishing a successful restructuring and realignment of the company and strengthening the balance sheet, management has been evaluating the success of its efforts in part by reference to financial results that exclude non-cash accounting charges which were necessary components of those efforts.

•	In connection with the 2003 restructuring, management performed a reassessment of the carrying value of all of our assets, both tangible and intangible. This resulted in significant impairments to goodwill, intangible assets and property and equipment in the first quarter of 2003. The impairment charges are recorded as special charges and excluded from pro forma results. These impairments resulted in a substantial decrease in the carrying value of intangible assets and property and equipment and, therefore, in the related amortization and depreciation expense compared to the prior year periods. As a result, amortization and depreciation expense for the first nine months of 2004 is substantially lower than the first nine months of 2003. Accordingly, we believe it is appropriate in a pro forma presentation to exclude amortization expense in comparing our results to the prior year.

•	In connection with our 2003 work force reductions, we granted options to remaining employees and a consultant to provide an incentive to manage successfully the transition and future growth of our company. The stock based compensation expense on a GAAP basis associated with many of these options is impacted by changes in our stock price. The increase in our stock price since June 2003 has resulted in a corresponding increase in stock based compensation expense. In addition, the recognition of stock based compensation for many of these options is accelerated under GAAP, such that the majority of the expense is recognized early in the vesting period. When employment is terminated prior to vesting, a portion of the stock based compensation that was accelerated is reversed, resulting in a credit. This was the case in 2003 when we reduced our work force significantly. As such, we believe that excluding stock based compensation expense in our pro forma results provides a useful alternative presentation of our results as it allows for a more meaningful comparison among periods.

•	On August 28, 2003, in connection with our private equity financing in which we raised approximately $12.1 million in gross proceeds, we issued warrants to investors and the placement agent to purchase a total of 979,839 shares of our common stock. The fair value of the warrants was estimated at the close of the transaction to be $1.5 million. The fair value of the warrants was then remeasured at September 30, 2003 at $1.7 million. This increase in the estimated fair value of the warrants from the transaction date to September 30, 2004 represented a non-recurring charge to other expenses. As such, we believe that excluding this expense in a pro forma presentation increases comparability between 2004 and 2003.

•	In January 2004, we transferred substantially all of the assets of our media restoration services subsidiary, VidiPax, Inc., to a company controlled by VidiPax’s general manager. In May 2004, we completed the sale of this media restoration services business. While we will have ongoing rights to co-market and resell media restoration services for two years after the sale, we anticipate media restoration services will represent an insignificant portion of our revenue and operations for the remainder of 2004 and beyond. Accordingly, we believe that excluding gains on sale of our former media restoration services in a pro forma presentation increases comparability between 2004 and 2003.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Press Release issued November 4, 2004 by Loudeye Corp.

99.2	Loudeye Corp. slide presentation dated November 4, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

Dated: November 4, 2004	By:	/s/ Lawrence J. Madden

Lawrence J. Madden Executive Vice President and Chief Financial Officer

EXHIBITS

99.1	Press Release issued November 4, 2004 by Loudeye Corp.

99.2	Loudeye Corp. slide presentation dated November 4, 2004.